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                                                               Exhibit 99.1


            BANC ONE CREDIT CARD MASTER TRUST
              TRUST EXCESS SPREAD ANALYSIS
                      for month ending:                         Nov-00

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Card Trust                                                   BOMT 96-A
Deal Size                                                       $500MM
Expected Maturity                                              5/15/03
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
            Excess Spread:
              Portfolio Yield                                   23.11%
                 Less:
                    - Wtd Avg Coupon                             6.85%
                    - SVS Fees                                   1.50%
                    - Charge-offs                                7.32%
                                                                 -----

            Excess Spread:
                         Oct-00                                  7.44%
                         Sep-00                                  6.52%
                         Aug-00                                  8.23%
                       3-mo avg                                  7.39%
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            Delinquencies:
                 30 to 59 Days                                   2.05%
                 60 to 89 Days                                   1.36%
                 90+  Days                                       2.52%
                 30+  Days                                       5.94%

              Monthly Payment Rate:                             12.35%


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